Exhibit 99.1

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

COREY CUTLER AS PERSONAL REPRESENTATIVE OF THE ESTATE OF ANNE SHIRLEY CUTLER, Derivatively on Behalf of WALGREEN CO.,	Case No. 1:14-cv-10408

Plaintiff,	Hon. Nancy L. Maldonado

v.

GREGORY D. WASSON, JAMES A. SKINNER, WILLIAM C. FOOTE, STEFANO PESSINA, ALAN G. MCNALLY, NANCY M. SCHLICHTING, ALEJANDRO SILVA, STEPHEN A. DAVIS, MARK P. FRISSORA, GINGER L. GRAHAM, DAVID J. BRAILER, DOMINIC P. MURPHY, JANICE M. BABIAK, WADE D. MIQUELON, and DAVID Y. SCHWARTZ,

Defendants,

– and –

WALGREEN CO., a Illinois corporation,

Nominal Defendant.

STIPULATION OF SETTLEMENT

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This Stipulation of Settlement, dated March 22, 2023 (the “Stipulation”), is made and entered into by and among the following settling parties, by and through their respective counsel of record: (i) plaintiff Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler (“Plaintiff”); (ii) Gregory D. Wasson, James A. Skinner, William C. Foote, Stefano Pessina, Alan G. McNally, Nancy M. Schlichting, Alejandro Silva, Stephen A. Davis, Mark P. Frissora, Ginger L. Graham, David J. Brailer, Dominic P. Murphy, Janice M. Babiak, Wade D. Miquelon, and David Y. Schwartz (collectively, the “Individual Defendants”); and (iii) nominal defendant Walgreen Co. (“Walgreens” or the “Company”) (collectively, the “Parties”). This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.1

I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	Proceedings in this Derivative Action

On December 29, 2014, Anne Cutler2 filed a shareholder derivative complaint (“Complaint”) derivatively on behalf of Walgreens against certain of the Company’s current and former officers and directors for alleged breaches of fiduciary duty, waste of corporate assets, and unjust enrichment in connection with their alleged failure to disclose material information concerning the Company’s future business prospects.

Defendants filed motions to dismiss the Complaint on April 10, 2015 (Dkt. 35, 37) and a motion for a protective order staying discovery on April 13, 2015 (Dkt. 39).

1 All capitalized terms not otherwise defined are defined in section IV.1.

2 Anne Cutler died on November 4, 2018. On May 31, 2019, the Court granted Plaintiff’s motion to substitute Ms. Cutler’s son, Corey Cutler, as Personal Representative of the Estate of Anne Shirley Cutler.

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The Parties then engaged in discussions regarding scheduling and the coordination of this derivative action with the related Securities Action (defined below). On May 18, 2015, the Court entered an order approving the Parties’ stipulation to stay this shareholder derivative action pending resolution of the motion to dismiss the Securities Action (Dkt. 45). Thereafter, on November 3, 2016, the Court entered an order approving the parties’ stipulation to stay this action pending final resolution of the Securities Action (Dkt. 59).

B.	Proceedings in the Related Securities Action

The alleged misstatements caused Walgreens, as well as certain of its officers, to be named in a federal securities fraud class action, titled Washtenaw County Employees’ Retirement System v. Walgreen Co., Case No. 1:15-cv-03187, which was pending before this Court (the “Securities Action”).

On March 5, 2021, after the completion of fact and expert discovery, the Securities Action defendants filed a motion for summary judgment and the Securities Action lead plaintiff filed a motion for partial summary judgment. On November 2, 2021, the Court entered an order denying lead plaintiff’s motion and granting in part and denying in part defendants’ motion. On November 18, 2021, defendants filed a motion requesting partial reconsideration of the Court’s November 2 order or, alternatively, certification of an interlocutory appeal. On March 2, 2022, the Court entered an order granting defendants’ motion for reconsideration.

Shortly thereafter, the parties to the Securities Action reached an agreement to settle that action, which was approved by the Court on October 13, 2022.

C.	Settlement Efforts

Shortly after the Court granted the defendants’ motion for reconsideration in the Securities Action, the Parties commenced negotiations to settle this Action. The Parties engaged in significant arm’s-length negotiations regarding certain corporate governance reforms with the

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supervision and assistance of highly-experienced and well-respected mediators Hon. Layn R. Phillips (Ret.) and Niki Mendoza from Phillips ADR. After several months, during which the Parties exchanged proposals and counter-proposals and Plaintiff’s Counsel reviewed the Company’s pertinent non-public disclosure policies, the Parties reached an agreement on the Reforms (defined below) to be implemented as part of the proposed Settlement.

Thereafter, the Parties negotiated the formal operative terms of the Settlement as set forth in this Stipulation and commenced arm’s-length negotiations regarding an appropriate amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefits conferred by this Settlement. The fee negotiations were facilitated and supervised by mediator Niki Mendoza and culminated in the Parties’ agreement to a Fee and Expense Amount of $950,000, subject to Court approval.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of establishing standing to pursue this derivative action, and the possible defenses to the claims alleged.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Walgreens’ press releases, public statements, U.S. Securities and Exchange

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Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) reviewing non-public documents produced in connection with the related Securities Action; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) reviewing and analyzing the allegations and pleadings filed in the related Securities Action; (v) preparing and filing a derivative complaint; (vi) conducting damages analyses; and (vii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Walgreens. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that it believes the Settlement is in the best interests of Walgreens and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in the Action, including that there was any wrongdoing, any liability, or any harm to Walgreens. In particular, the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them, and any harm to Walgreens, arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Nonetheless, Defendants have concluded that further litigation would be protracted, expensive, and distracting, and have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

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Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against any of the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1     “Action” means this the derivative action styled as Cutler v. Wasson, et al., Case No. 1:14-cv-10408.

1.2     “Court” means U.S. District Court for the Northern District of Illinois.

1.3     “Current Walgreens Shareholders” means any Person who owned common stock of Walgreens as of the date of the execution of this Stipulation and continues to hold their Walgreens common stock as of the date of Settlement Hearing.

1.4     “Defendants” means, collectively, nominal defendant Walgreens and the Individual Defendants.

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1.5     “Defendants’ Counsel” means Sidley Austin LLP, Riley Safer Holmes & Cancila LLP, Wilson Sonsini Goodrich & Rosati, and Laurence H. Levine Law Offices.

1.6     “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have all been met and/or have occurred.

1.7     “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of a service award, shall not in any way delay or preclude the Judgment from becoming Final.

1.8     “Individual Defendants” means Gregory D. Wasson, James A. Skinner, William C. Foote, Stefano Pessina, Alan G. McNally, Nancy M. Schlichting, Alejandro Silva, Stephen A. Davis, Mark P. Frissora, Ginger L. Graham, David J. Brailer, Dominic P. Murphy, Janice M. Babiak, Wade D. Miquelon, and David Y. Schwartz.

1.9     “Judgment” means the Order and Final Judgment to be entered by the Court, substantially in the form attached hereto as Exhibit D.

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1.10     “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit C.

1.11     “Parties” means, collectively, Plaintiff and Defendants. “Party” means, individually, any of the Parties.

1.12     “Person” means an individual or legal entity, including any corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13     “Plaintiff” means Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler.

1.14     “Plaintiff’s Counsel” means Robbins LLP, Vita Law Offices, P.C., and Law Offices of Norman Rifkind.

1.15     “Related Persons” means: (i) with regard to each Individual Defendant, the Individual Defendants’ spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Walgreens, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns.

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1.16     “Released Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.22 below), existing derivatively on behalf of Walgreens or by Walgreens, that were asserted in this Action, could have been asserted in this Action, or in the future are asserted derivatively on behalf of Walgreens or by Walgreens against any of its current or former directors, officers, or employees, that arise out of, are based on, or relate to in any way: (i) the matters and events referenced in this Action or the factually-related Securities Action, including any pleading or other document filed in this Action; or (ii) the Settlement, except for any claims to enforce the Settlement.

1.17     “Released Persons” means, collectively, Walgreens, the Individual Defendants, and their Related Persons. “Released Person” means, individually, any of the Released Persons.

1.18     “Releasing Parties” means Plaintiff, all other Current Walgreens Shareholders, Plaintiff’s Counsel, and Walgreens. “Releasing Party” means, individually, any of the Releasing Parties.

1.19     “Securities Action” means the securities class action styled as Washtenaw County Employees’ Retirement System v. Walgreen Co., Case No. 1:15-cv-03187, which was pending in this Court.

1.20     “Settlement” means the settlement and compromise of the Action as provided for herein.

1.21     “Settlement Hearing” means the hearing or hearings at which the Court will determine whether the Settlement should be approved and the Judgment entered.

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1.22     “Unknown Claims” means any Released Claim(s) which Plaintiff, any Walgreens Shareholder, or Defendants do not know of or suspect to exist in their favor at the time of the release of the Released Persons that, if known, would have materially affected this Settlement or a decision not to object to this Settlement. With respect to any and all Released Claims, the Parties agree that upon the Effective Date, the Parties expressly waive, and Current Walgreens Shareholders shall be deemed to have waived, the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff, Walgreens, and every Current Walgreens Shareholder shall be deemed by operation of the Judgment to have acknowledged that the foregoing waiver and release of Unknown Claims was separately bargained for and is a key element of the Settlement.

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1.23     “Walgreens” or the “Company” means nominal defendant Walgreen Co., an Illinois corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

2.	Terms of the Settlement

2.1     As a result of the filing, prosecution, and settlement of the Action, Walgreens shall, within sixty (60) days of the Effective Date, adopt and take such actions as are necessary to implement or initiate, as appropriate, the corporate governance reforms identified in Exhibit A (“Reforms”) attached hereto, for a period of no less than five (5) years. Walgreens acknowledges that, unless otherwise stated in Exhibit A, the prosecution and settlement of the Action was the sole factor in the agreement to adopt and/or implement the Reforms.

3.	Approval and Notice

3.1     Promptly after execution of this Stipulation, the Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the settlement to Current Walgreens Shareholders; and (iii) a date for the Settlement Hearing.

3.2     Notice to Current Walgreens Shareholders shall consist of the Notice, which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C.

3.3     Walgreens shall undertake the administrative responsibility for giving notice to Current Walgreens Shareholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its shareholders. Within 15 business days after the entry of the Preliminary Approval Order, Walgreens shall cause the Stipulation and Notice to be filed with the SEC on Form 8-K, and Walgreens shall post a link to the Stipulation and Notice on the “Investor

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Relations” page of Walgreens’ website, the address of which shall be contained in the Notice. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Walgreens. The Parties believe the content and manner of notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Walgreens Shareholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate declaration with respect to compliance with this paragraph.

3.4     Pending the Effective Date, Plaintiff and Plaintiff’s Counsel are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action, including this Action, asserting any Released Claim against any of the Released Persons.

4.	Attorneys’ Fees and Reimbursement of Expenses

4.1     In recognition of the substantial benefits conferred upon the Company as a result of the Settlement, and subject to Court approval, Walgreens and/or the Defendants’ insurers agreed to pay Plaintiff’s Counsel’s attorneys’ fees and expenses in the total amount of $950,000 (the “Fee and Expense Amount”).

4.2     The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiff’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Action. If the court awards fees and expenses not exceeding the Fee and Expense Amount, Walgreens shall pay, or shall cause its insurer(s) to pay, the awarded amount into an escrow account controlled by Robbins LLP within twenty (20) business days of the later of (i) entry of the Preliminary Approval Order and (ii) provision by Plaintiff’s Counsel of all funding information and tax identification numbers required by Walgreens, and shall be immediately releasable upon entry of the Judgment and an order approving the Fee and Expense Amount or such other amount as may be awarded by the Court,

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notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Plaintiff’s Counsel shall be severally obligated to make refunds or repayment of all amounts received, directly to the funding Person and within twenty business days of receiving a written request, if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court’s approval of the Settlement is reversed, or the Fee and Expense Amount is reduced or reversed, or the Effective Date for any reason does not occur. Other than Walgreens’ obligation to pay or cause to be paid an amount not exceeding the Fee and Expense Amount and the costs of providing notice of the Settlement, neither the Defendants nor any other Released Person shall have any obligations to make any other payment pursuant to this Stipulation, and shall not have any responsibility, obligation, or liability with respect to the escrow account controlled by Robbins LLP or the monies maintained therein or the administration related to the Fee and Expense Amount, including, without limitation, any responsibility or liability related to allocation of the Fee and Expense Amount, any fees, taxes, investment decisions, maintenance, supervision, or distribution of any portion of the Fee and Expense Amount.

4.3     The Parties further stipulate that Plaintiff’s Counsel may apply to the Court for a service award of up to $2,500 for Plaintiff (the “Service Award”), only to be paid upon Court approval, and to be paid from Plaintiff’s Counsel’s Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action. The failure of the Court to approve any requested Service Award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Walgreens nor any of the Individual Defendants shall be liable for any portion of any Service Award.

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5.	Releases

5.1     Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

5.2     Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1     The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.	Court approval of the Settlement in all material respects;

b.	Court entry of the Judgment in all material respects; and

c.	the passing of the date upon which the Judgment becomes Final.

6.2     If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3     If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its

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terms: (a) all Parties and Released Persons shall be restored to their respective positions in the Action as of the execution date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount or any other amount paid to Plaintiff’s Counsel shall be refunded and returned within twenty (20) business days after receiving a written request from Walgreens; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose.

6.4     No order of the Court concerning the Fee and Expense Amount or the Service Award that awards amounts at or below those stated in paragraphs 4.1 and 4.3 (and no modification, or reversal on appeal of any order concerning the Fee and Expense Amount or the Service Award) shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Miscellaneous Provisions

7.1     The Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2     In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

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7.3     The Parties intend this Settlement to be a final and complete resolution of all disputes with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. The Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure and all other similar laws and/or rules governing professional conduct.

7.4     Each of the Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against themselves arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. For the avoidance of doubt, any Party may file this Stipulation and any related documents to enforce the provisions of this Stipulation, including the releases provided for herein.

7.5     This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

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7.6     This Stipulation shall be deemed drafted equally by all Parties.

7.7     No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.8     Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so.

7.9     The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.10     This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.11     In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.12     This Stipulation may be executed in one or more counterparts, including by electronic signature in PDF files exchanged by email. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.13     This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Illinois, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Illinois without giving effect to that State’s choice of law principles.

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7.14     Any dispute between the Parties arising out of or relating to the Settlement shall be resolved by a mediator from Phillips ADR, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

7.15     The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed by their duly authorized attorneys.

SIDLEY AUSTIN LLP	ROBBINS LLP

/s/ James W. Ducayet	/s/ Ashley R. Rifkin
JAMES W. DUCAYET (No. 6236997)	ASHLEY R. RIFKIN*
KRISTEN R. SEEGER (No. 6278416)	KEVIN A. SEELY (No. 199982)
JOHN M. SKAKUN III (No. 6297636)	BRIAN J. ROBBINS
One South Dearborn Street	5060 Shoreham Place, Suite 300
Chicago, IL 60603	San Diego, CA 92122
Telephone: (312) 853-7000	Telephone: (619) 525-3990
Facsimile: (312) 853-7036	Facsimile: (619) 525-3991
jducayet@sidley.com	arifkin@robbinsllp.com
kseeger@sidley.com	kseely@robbinsllp.com
jskakun@sidley.com	brobbins@robbinsllp.com

Counsel for Nominal Defendant	*admitted pro hac vice
Walgreen Co.
LAW OFFICES OF NORMAN RIFKIND
RILEY SAFER HOLMES & CANCILA LLP	NORMAN RIFKIND
100 East Huron, #1306
Chicago, IL 60611
/s/ Thomas B. Quinn	Telephone: (847) 372-4747
THOMAS B. QUINN
ELI LITOFF	VITA LAW OFFICES P.C.
AMY C. ANDREWS	RICHARD J. VITA
Three First National Plaza	100 State Street, 9th Floor
70 West Madison St. Suite 2900	Boston, MA 02109
Chicago, IL 60602	Telephone: (617) 426-6566
Telephone: (312) 471-8770	Facsimile: (617) 249-2119

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tquinn@rshc-law.com

elitoff@rshc-law.com

aandrews@rshc-law.com

Counsel for Defendants Gregory D. Wasson, James A. Skinner, William C. Foote, Stefano Pessina, Alan G. McNally, Nancy M. Schlichting, Alejandro Silva, Steven A. Davis, Mark P. Frissora, Ginger L. Graham, David J. Brailer, Dominic P. Murphy, Janice M. Babiak, and David Y. Schwartz

rjv@vitalaw.com Counsel for Plaintiff Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler

WILSON SONSINI GOODRICH & ROSATI

/s/ Caz Hashemi
CAZ HASHEMI
JESSICA L. SNORGRASS*
650 Page Mill Road
Palo Alto, CA 94304
Telephone: (650) 493-9300
chashemi@wsgr.com
jsnorgrass@wsgr.com

*admitted pro hac vice

LAURENCE H. LEVINE LAW OFFICES
LAURENCE H. LEVINE
189 East Lake Shore Drive
16th Floor
Chicago, IL 60611
Telephone: (312) 927-0625
laurence.levine@lhlevine.com

Counsel for Defendant Wade D. Miquelon

1611341

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EXHIBIT A

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Cutler v. Wasson et al.

Walgreen Co. Derivative Litigation

Case No. 1:14-cv-10408

CORPORATE GOVERNANCE

In connection with the settlement of the above-referenced action, Walgreens Boots Alliance, Inc. (the “Company”) shall take such actions as are necessary to implement or initiate, as appropriate, the following corporate governance reforms for a period of no less than five years (the “Implementation Period”):

I.	OUTSIDE COUNSEL REVIEW OF DISCLOSURE-RELATED POLICIES AND PROCEDURES
A.	Outside counsel shall be retained to evaluate all of the Company’s disclosure-related policies and procedures. This includes any and all policies and procedures governing, among other things:
1.	the Disclosure Committee;
2.	quarterly and annual earnings releases;
3.	SEC filings;
4.	SOX certifications;
5.	Reg FD;
6.	material non-public information, including internal reporting of any material non-public information among management and to the Board;
7.	meetings with investors and analysts;
8.	authorized spokespersons;
9.	quiet periods;
10.	forward-looking statements;
11.	press releases and other statements to the media;
12.	statements on the internet or social media;
13.	any review and approval of disclosures by directors.
B.

Outside counsel’s review shall, among other things, assess whether the Company’s disclosure-related policies and procedures: (i) are consistent with or exceed industry best standards; and (ii) provide for routine and timely communication between management and the Board regarding the Company’s long-term financial goals, performance, material risks, and other important issues relevant to the Company’s disclosures.

C.	Outside counsel shall be a top 20 global law firm with relevant experience in corporate governance best practices within the industry.
D.	Outside counsel shall have full access to all materials or personnel necessary for its evaluation.
E.

Outside counsel shall provide a presentation of its findings and any recommendations for changes to the Company’s General Counsel and Board. Outside counsel shall be available to answer any questions regarding the Company’s disclosure-related policies and procedures, and/or any recommended changes.

F.

In response to any recommendations made by outside counsel, the Board (after consultation with outside counsel and the Company’s General Counsel) shall exercise its good-faith business judgment and make a formal resolution on how to proceed in the best interests of the Company.

1

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G.	The Company agrees to fund this review and any changes that are recommended by outside counsel and adopted.
H.	This process will be repeated in years 1, 3, and 5 of the Implementation Period.

II.	MANDATORY TRAINING FOR DIRECTORS AND SENIOR OFFICERS
A.	Outside counsel shall be retained to provide training to directors and senior officers regarding disclosure-related laws, regulations, policies, and procedures.
B.	Outside counsel shall be a top 20 global law firm with relevant experience in corporate governance best practices within the industry.
C.	Outside counsel shall conduct a training at a regularly scheduled board meeting regarding disclosure-related laws, regulations, policies, and procedures.
D.	Outside counsel shall conduct a training of senior officers who participate in the Company’s disclosure process regarding disclosure-related laws, regulations, policies, and procedures.
E.	The Company agrees to fund this training.
F.	This training will be repeated in years 1, 3, and 5 of the Implementation Period.

Plaintiff’s filing and prosecution of this action was a factor in causing the Company to make the following corporate governance reforms:

III.	CREDIT FOR INVOLVEMENT OF ADDITIONAL IN-HOUSE COUNSEL AND OUTSIDE COUNSEL IN DISCLOSURES
A.

The Company hired an additional in-house counsel within the legal department to assist with disclosures. This in-house counsel has responsibility for securities laws matters, participates in the company’s disclosure process, and provides legal advice regarding disclosures.

B.

The Company retained outside disclosure counsel. Outside disclosure counsel is a major national law firm that participates in the company’s disclosure process and provides legal advice regarding disclosures.

IV.	CREDIT FOR IMPROVEMENTS TO DISCLOSURE PROCEDURES
A.	The Company enhanced its SOX certification procedures.
B.	The Company centralized accountability for financial information verification in the Financial Planning & Analysis group during the process of compiling and vetting earnings releases.
C.	The Company locked disclosures for earnings calls earlier in advance of the call, and implemented pre-recording of the scripted portion of each earnings call.
D.	The Company implemented a software solution to facilitate the drafting of earnings materials.

V.	CREDIT FOR REVISIONS TO DISCLOSURE-RELATED POLICIES
A.	The Company’s policies were revised to expressly identify the General Counsel as responsible for administering disclosure matters, subject to review by the Disclosure Committee.

2

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B.	The Company’s policies were revised to provide further guidance on one-on-one or small group meetings with analysts and investors.
C.

The Company’s policies were revised to formalize the practice that, to the extent possible, the substance of any potential analyst or investor communications is to be reviewed in advance with Investor Relations and, as necessary, the General Counsel, and that all presentations include appropriate safe harbor language.

D.

The Company’s policies were revised to clarify that the company will not issue new earnings estimates, reaffirm prior estimates, or revise any previously issued estimates in any non-public one-on-one or small group meeting, and that any mention of guidance in non-public meetings must be limited to stating that the guidance was as of the last date given and that the company will not update or confirm guidance except in a Reg FD compliant manner.

E.	The Company’s policies were revised to clarify when and how an authorized spokesperson can speak to the investment community during the quiet period.

3

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EXHIBIT B

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

COREY CUTLER AS PERSONAL REPRESENTATIVE OF THE ESTATE OF ANNE SHIRLEY CUTLER, Derivatively on Behalf of WALGREEN CO.,	Case No. 1:14-cv-10408

Plaintiff,	Hon. Nancy L. Maldonado

v.
GREGORY D. WASSON, JAMES A. SKINNER, WILLIAM C. FOOTE, STEFANO PESSINA, ALAN G. MCNALLY, NANCY M. SCHLICHTING, ALEJANDRO SILVA, STEPHEN A. DAVIS, MARK P. FRISSORA, GINGER L. GRAHAM, DAVID J. BRAILER, DOMINIC P. MURPHY, JANICE M. BABIAK, WADE D. MIQUELON, and DAVID Y. SCHWARTZ,	EXHIBIT B

Defendants,

– and –

WALGREEN CO., a Illinois corporation,

Nominal Defendant.

[PROPOSED] PRELIMINARY APPROVAL ORDER

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This matter came before the Court for a hearing on                     , 2023. Plaintiff has made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (“Settlement”) of shareholder derivative claims, in accordance with the Stipulation of Settlement dated March 22, 2023 (the “Stipulation”); and (ii) approving the form and manner of Notice of the Settlement.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal with prejudice of the above-captioned action, titled Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler v. Wasson, et al., Case No. 1:14-cv-10408 (the “Action”);

WHEREAS, the Court having: (i) read and considered Plaintiff’s Unopposed Motion for Preliminary Approval of Shareholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it confers a benefit on Walgreen Co. (“Walgreens”) and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Walgreens shareholders should be apprised of the Settlement through the proposed form of Notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

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NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.     This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2.     This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.     A hearing shall be held on                     , 2023 at                .m., before the Honorable Nancy L. Maldonado at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate.

4.     The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5.     Within fifteen (15) business days after the entry of this Preliminary Approval Order, Walgreens shall file the Stipulation and the Notice with the SEC on Form 8-K, and Walgreens shall post a link to the Stipulation and the Notice on the “Investor Relations” page of Walgreens’ website, the address of which shall be contained in the Notice.

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6.     All costs incurred in the filing and posting of the Notice shall be paid by Walgreens, and Walgreens shall undertake all administrative responsibility for the filing and posting of the Notice.

7.     At least thirty (30) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate declaration with respect to filing and posting the Notice as provided for in paragraph 5 of this Preliminary Approval Order.

8.     Pending final determination of whether the Settlement should be approved, no Walgreens shareholders shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

9.     At least twenty-one (21) calendar days prior to the Settlement Hearing, Plaintiff’s Counsel shall file with the Court and serve on Defendants’ Counsel all papers in support of the Settlement and the Fee and Expense Amount.

10.     Any shareholders owning Walgreens common stock as of March 22, 2023, that continue to hold Walgreens common stock through the date of the Settlement Hearing may appear and show cause, at their own expense, individually or through counsel, if they have any reason why any term of the Settlement embodied in the Stipulation, including the Fee and Expense Amount, should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon. However, no Walgreens shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered thereon, unless that Walgreens shareholder has caused to be filed, and served on counsel, a written notice of objection that includes the following: (i) the Person’s name, legal

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address, and telephone number; (ii) the case name and number (Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler v. Wasson, et al., Case No. 1:14-cv-10408); (iii) competent evidence that such Person held shares of Walgreens common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made; (iv) the date(s) that such Person acquired Walgreens shares; (v) a statement of each objection being made; (vi) notice of whether such Person intends to appear at the Settlement Hearing, and whether they are represented by counsel and if so, contact information for counsel; and (vii) copies of any papers such Person intends to submit to the Court, along with the names of any witness(es) they intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

11.     At least fourteen (14) calendar days prior to the Settlement Hearing set for                         , 2023, any such Person objecting as set forth in paragraph 10 must: (i) file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois; and (ii) serve copies of the same materials by hand delivery, overnight mail, or the court’s electronic filing and service system so they are received no later than                          , 2023 by the following counsel for Plaintiff and Defendants:

Counsel for Plaintiff:	Counsel for Defendants:

ROBBINS LLP	SIDLEY AUSTIN LLP
ASHLEY R. RIFKIN	JOHN M. SKAKUN III
5060 Shoreham Place, Suite 300	One South Dearborn Street
San Diego, CA 92122	Chicago, IL 60603
Telephone: (619) 525-3990	Telephone: (312) 853-7000
Facsimile: (619) 525-3991	Facsimile: (312) 853-7036

12.     Only shareholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

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13.     Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, unless otherwise ordered by the Court, and shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given.

14.     Any attorney hired by a shareholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than twenty-one (21) calendar days before the Settlement Hearing.

15.     Any replies to any objections shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

16.     All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

17.     This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Walgreens shareholders.

18.     Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

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19.     In the event that the Settlement does not become effective in accordance with the terms of the Stipulation or the Effective Date does not occur, then this Order shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases provided in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

20.     The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
HONORABLE NANCY L. MALDONADO
U.S. DISTRICT JUDGE

1613291

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EXHIBIT C

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

COREY CUTLER AS PERSONAL REPRESENTATIVE OF THE ESTATE OF ANNE SHIRLEY CUTLER, Derivatively on Behalf of WALGREEN CO.,	Case No. 1:14-cv-10408

Plaintiff,	Hon. Nancy L. Maldonado

v.

GREGORY D. WASSON, JAMES A. SKINNER, WILLIAM C. FOOTE, STEFANO PESSINA, ALAN G. MCNALLY, NANCY M. SCHLICHTING, ALEJANDRO SILVA, STEPHEN A. DAVIS, MARK P. FRISSORA, GINGER L. GRAHAM, DAVID J. BRAILER, DOMINIC P. MURPHY, JANICE M. BABIAK, WADE D. MIQUELON, and DAVID Y. SCHWARTZ,	EXHIBIT C

Defendants,

– and –

WALGREEN CO., a Illinois corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

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TO:	ALL OWNERS OF THE COMMON STOCK OF WALGREENS (THE “COMPANY”) CURRENTLY AND AS OF MARCH 22, 2023 (“CURRENT WALGREENS SHAREHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A WALGREENS SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Illinois (the “Court”), that a proposed settlement has been reached by the parties to the following shareholder derivative action brought on behalf and for the benefit of Walgreens: Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler v. Wasson, et al., Case No. 1:14-cv-1040 (the “Action”).1

As explained below, a hearing will be held on                         , 2023 at                .m., before the Honorable Nancy L. Maldonado at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims against the Released Persons; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Plaintiff’s Counsel and service award to the Plaintiff; and (iv) such other actions as may be necessary or proper under the circumstances.

1 All capitalized terms herein have the same meanings as set forth Parties’ Stipulation of Settlement dated March 22, 2023 (the “Stipulation”), which is available for viewing on the website of Walgreens at www. investor.walgreensbootsalliance.com.

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The terms of the Settlement are set forth in the Stipulation and summarized in this Notice. The Settlement provides for corporate governance reforms relating to Walgreens’ disclosure-related policies and procedures. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604. The Stipulation is also available for viewing on the website of Walgreens at www. investor.walgreensbootsalliance.com.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Walgreens. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

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I.	BACKGROUND OF THE ACTION

A.	Proceedings in this Action

On December 29, 2014, Anne Cutler2 filed a shareholder derivative complaint (“Complaint”) derivatively on behalf of Walgreens against certain of the Company’s current and former officers and directors for alleged breaches of fiduciary duty, waste of corporate assets, and unjust enrichment in connection with their alleged failure to disclose material information concerning the Company’s future business prospects.

Defendants filed motions to dismiss the Complaint on April 10, 2015, and a motion for a protective order staying discovery on April 13, 2015.

The Parties then engaged in discussions regarding scheduling and the coordination of this derivative action with the related Securities Action, titled Washtenaw County Employees’ Retirement System v. Walgreen Co., Case No. 1:15-cv-03187, which was pending before the Court. On May 18, 2015, the Court entered an order approving the Parties’ stipulation to stay this shareholder derivative action pending resolution of the motion to dismiss the Securities Action. Thereafter, on November 3, 2016, the Court entered an order approving the Parties’ stipulation to stay this action pending final resolution of the Securities Action.

B.	Settlement Efforts

Shortly after the Court granted in part the defendants’ motion for summary judgment in the Securities Action, the Parties commenced negotiations to settle this Action. The Parties engaged in significant arm’s-length negotiations regarding certain corporate governance reforms with the

2 Anne Cutler died on November 4, 2018. On May 31, 2019, the Court granted Plaintiff’s motion to substitute Ms. Cutler’s son, Corey Cutler, as Personal Representative of the Estate of Anne Shirley Cutler.

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supervision and assistance of highly-experienced and well-respected mediators Hon. Layn R. Phillips (Ret.) and Niki Mendoza from Phillips ADR. After several months, during which the Parties exchanged proposals and counter-proposals and Plaintiff’s Counsel reviewed the Company’s pertinent non-public disclosure policies, the Parties reached an agreement on the Reforms (defined below) to be implemented as part of the proposed Settlement.

Thereafter, the Parties negotiated the formal operative terms of the Settlement as set forth in the Stipulation and commenced arm’s-length negotiations regarding an appropriate amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefits conferred by the Settlement. The fee negotiations were facilitated and supervised by mediator Niki Mendoza and culminated in the Parties’ agreement to a Fee and Expense Amount of $950,000, subject to Court approval.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of establishing standing to pursue this derivative action, and the possible defenses to the claims alleged.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Walgreens’ press releases, public statements, U.S. Securities and Exchange

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Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) reviewing non-public documents produced in connection with the related Securities Action; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) reviewing and analyzing the allegations and pleadings filed in the related Securities Action; (v) preparing and filing a derivative complaint; (vi) conducting damages analyses; and (vii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Walgreens. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that it believes the Settlement is in the best interests of Walgreens and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in the Action, including that there was any wrongdoing, any liability, or any harm to Walgreens. In particular, the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them, and any harm to Walgreens, arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Nonetheless, Defendants have concluded that further litigation would be protracted, expensive, and distracting, and have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

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Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against any of the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Walgreens’ website at www.investor.walgreensbootsalliance.com. The following is only a summary of its terms.

Pursuant to the Settlement, and in consideration for the Settlement and release of all the Released Claims, Walgreens has agreed to implement and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Reforms”) for a period of no less than five (5) years.

Walgreens acknowledges that, unless otherwise stated in Exhibit A, the prosecution and settlement of the Action was the sole factor in the agreement to adopt and/or implement the Reforms. The Defendants further acknowledge and agree that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

For a complete description of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing on Walgreens’ website at www.investor.walgreensbootsalliance.com.

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V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things, entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”).

Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons.

In addition, upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

Nothing in these releases, however, shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

VI.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, including the Reforms, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. These negotiations, which were overseen by mediators Hon. Layn R. Phillips (Ret.) and Niki Mendoza from Phillips ADR, concluded with Walgreens and/or the Defendants’ insurers agreement to pay Plaintiff’s Counsel’s attorneys’ fees and expenses in the total amount of $950,000 (the “Fee and Expense Amount”), subject to Court approval.

Plaintiff’s Counsel may also apply to the Court for a service award of up to $2,500 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount

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in recognition of Plaintiff’s participation and effort in the prosecution of the Action. Neither Walgreens nor any of the Individual Defendants shall be liable for any portion of any service award.

To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor been reimbursed for their out-of-pocket expenses incurred.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Nancy L. Maldonado at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604, at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

VIII.	THE RIGHT TO ATTEND AND/OR OBJECT AT THE SETTLEMENT HEARING

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform before going to the Court, and you may consult the Court’s calendar for any change in date or time of, or platform used for, the Settlement Hearing.

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Unless otherwise ordered by the Court, you shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered thereon, or the amount of attorneys’ fees and reimbursement of expenses to Plaintiff’s Counsel, only if you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.     Your name, legal address, and telephone number;

2.     The case name and number (Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler v. Wasson, et al., Case No. 1:14-cv-10408);

3.     Proof of being a Walgreens shareholder currently and as of March 22, 2023;

4.     The date(s) you acquired your Walgreens shares;

5.     A statement of each of each objection being made;

6.     Notice of whether you intend to appear at the Settlement Hearing, and whether you are represented by counsel and if so, contact information for your counsel (you are not required to appear); and

7.     Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before             , 2023. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago,

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Illinois 60604. You must also serve copies of the same materials by hand delivery, overnight mail, or the court’s electronic filing and service system so they are received no later than                  , 2023 by the following counsel for Plaintiff and Defendants:

Counsel for Plaintiff:	Counsel for Defendants:

ROBBINS LLP	SIDLEY AUSTIN LLP
ASHLEY R. RIFKIN*	JOHN M. SKAKUN III
5060 Shoreham Place, Suite 300	One South Dearborn Street
San Diego, CA 92122	Chicago, IL 60603
Telephone: (619) 525-3990	Telephone: (312) 853-7000
Facsimile: (619) 525-3991	Facsimile: (312) 853-7036

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT AND RECEIVED BY COUNSEL NO LATER THAN             , 2023. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, unless otherwise ordered by the Court, and shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Walgreens’ website at www.investor.walgreensbootsalliance.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604. Or you can call Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, California 92122, telephone: (619) 525-3990, for additional information concerning the Settlement.

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PLEASE DO NOT CONTACT THE COURT OR WALGREENS

REGARDING THIS NOTICE.

DATED:
BY ORDER OF THE UNITED STATES DISTRICT
COURT FOR THE NORTHERN DISTRICT OF ILLINOIS

1613292

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EXHIBIT D

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

COREY CUTLER AS PERSONAL
REPRESENTATIVE OF THE ESTATE OF
ANNE SHIRLEY CUTLER, Derivatively on
Behalf of WALGREEN CO.,	Case No. 1:14-cv-10408

Plaintiff,	Hon. Nancy L. Maldonado

v.

GREGORY D. WASSON, JAMES A. SKINNER, WILLIAM C. FOOTE, STEFANO PESSINA, ALAN G. MCNALLY, NANCY M. SCHLICHTING, ALEJANDRO SILVA, STEPHEN A. DAVIS, MARK P. FRISSORA, GINGER L. GRAHAM, DAVID J. BRAILER, DOMINIC P. MURPHY, JANICE M. BABIAK, WADE D. MIQUELON, and DAVID Y. SCHWARTZ,	EXHIBIT D

Defendants,

– and –

WALGREEN CO., a Illinois corporation,

Nominal Defendant.

[PROPOSED] ORDER AND FINAL JUDGMENT

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This matter came before the Court for hearing on             , 2023, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated March 22, 2023, and the exhibits thereto (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.     This [Proposed] Order and Final Judgment (“Judgment”) incorporates herein the Stipulation, including all exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given in the Stipulation.

2.     This Court has jurisdiction over the subject matter of the above-captioned Action, including all matters necessary to effectuate the Settlement, and the Parties have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

3.     The Court finds that the Notice provided to Walgreens shareholders constituted the best notice practicable under the circumstances. Accordingly, the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4.     The Court finds that the Settlement as set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of Walgreens and Current Walgreens Shareholders. The Court hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

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5.     The above-captioned Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed on the merits and with prejudice. The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

6.     Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons.

7.     Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

8.     Notwithstanding paragraphs 6 and 7 above, nothing in the Stipulation or this Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or this Judgment or bar any action by any Party to enforce the terms of the Stipulation, the Settlement, or this Judgment.

9.     During the course of the Action, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

10.     Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing,

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or liability of the Parties or Released Persons, or of the validity of any Released Claims; or (b) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

11.     The Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.

12.     The Court hereby approves the sum of $950,000 for the payment of Plaintiff’s Counsel’s attorneys’ fees and expenses in the Action (“Fee and Expense Amount”), and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiff’s Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

13.     The Court hereby approves the service award of $2,500 for the Plaintiff to be paid from Plaintiff’s Counsel’s Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action.

14.     Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

15.     This Final Order and Judgment is a final judgment, and the Court finds that no just

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reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE NANCY L. MALDONADO
U.S. DISTRICT JUDGE

1613290